SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2004

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

000-50245
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	95-4849715 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard
Suite 220
Los Angeles, California 90010
(Address of principal executive offices, with zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On March 9, 2004, registrant issued a press release regarding an agreement between Nara Bank, N.A., a wholly owned subsidiary of registrant, and Interchange Bank, a subsidiary of Interchange Financial Services Corporation (Nasdaq: IFCJ) for the acquisition by Nara Bank of the Hackensack Court Plaza branch of Interchange Bank as well as certain assets and liabilities. The branch is located at 25 Main Street, Hackensack, New Jersey 07601. The agreement provides for Nara Bank to pay Interchange Bank a six (6%) percent premium on the average daily balance of assumed deposits of approximately $1.5 million as well as the net book value of all fixed assets valued at approximately $170,000.The completion of the transaction is subject to regulatory approval, and customary closing conditions and is expected to be complete in the second quarter of 2004. Further details are set forth in the press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc., (Registrant)

Date: March 10, 2004	By:	/s/ Timothy Chang

Timothy Chang Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release of the Registrant.